Consulting Agreement


     THIS AGREEMENT made this 15th day of December, 1998, between Powerhouse Technologies, Inc., and its subsidiary corporations, 2311 South 7th Ave., Bozeman, MT 59715 (collectively the "Company"), and IEP Advisors, Inc., 1275 Pennsylvania Avenue NW, 10th Floor, Washington, DC 20004 ("IEP").

     The parties agree as follows:

Section 1:     Scope of Work.

          IEP shall assist the Company in expanding its international activities by:

          A) Identifying potential new markets for the Company and its affiliates to enter;

          B) Providing political analysis relevant to market entry in targeted countries, including identifying and establishing contact with key decision-makers in target countries;

          C)   Conducting surveys in new markets for potential local partners;

          D) Assisting the Company and its affiliates in preparing and submitting proposals and bids in new markets; and

          E) Evaluating the viability of obtaining outside equity and debt financing from both private and public sources to support the Company and its affiliates in their international expansion plans.

Section 2:     Compensation.

          A) In consideration of IEP's performing its services hereunder, the Company shall pay IEP a monthly fee of $15,000, payable within twenty (20) days after the submission by IEP of a monthly invoice with a description of the services rendered during the preceding month by IEP hereunder.

          B) The Company shall reimburse IEP its actual expenses incurred in carrying out the activities described in Section 1 above, including costs of travel, telephone and post charges, and printing costs. IEP shall provide the Company with appropriate documentation to support each expense.

Section 3:     Term.

               Subject to the annual approval of this Agreement by the Company's Board of Directors, this Agreement will otherwise continue on a month-to-month basis, and may be terminated by either party, for any reason, upon 30 days written notice of intent to terminate to the other party.

Section 4:     During  the term  hereof,  IEP  agrees  to use its best  efforts, skill, knowledge and experience in the performance of its services hereunder; and IEP will not directly or indirectly maintain any business or financial interests, or engage in any business or financial activities, or perform similar type services as provided hereunder which conflict with the interests of the Company or otherwise interfere with IEP's ability to fully discharge its services hereunder. IEP also agrees not to disclose, either during the term hereof or thereafter, any unpublished or confidential proprietary information concerning the business of the Company obtained by IEP hereunder.

Section 5:

          A) It is understood that IEP will perform its services hereunder as an independent contractor, and that it is not an employee, agent or legal representative of the Company for any purpose.

          B)   This agreement is not assignable by IEP.

          C) Nothing in this Agreement shall prejudice or alter the rights of either party under any other valid existing or future agreements between these parties.

Section 6. IEP hereby acknowledges that it has received and read the Company's Code of Conduct and agrees to abide by its provisions. IEP further agrees that its employees and agents rendering services on behalf of the Company will be provided a copy of the Code of Conduct and that such persons will likewise abide by its provisions.

Section 7. It is understood that the IEP services to be provided hereunder shall be separate and distinct from (i) any services otherwise being or to be provided by Richard R. Burt, (in his capacity as an individual and not as Chairman of IEP), whose relationship with the Company as a consultant is covered by a separate agreement; and (ii) Mr. Burt's duties and responsibilities as a Director and Chairman of the Board of Directors of the Company.

Section 8. IEP understands that: (i) the Company and its directors, officers, employees and consultants are subject to investigation and regulation by governmental regulatory agencies; (ii) IEP's engagement hereunder is subject to review and approval by the Company's Compliance Committee; ( in addition to approval by the Board of Directors) and (iii) IEP's engagement hereunder is subject to the maintenance in good standing of its status with such agencies.

Section 9. This Agreement shall not be modified except in writing signed by both parties hereto.

Section 10. This Agreement shall be governed by the laws of Montana and the parties agree to submit to the exclusive jurisdiction of the courts of that state.



IEP ADVISORS INC.                            POWERHOUSE TECHNOLOGIES, INC.

By:  /S/ Richard R. Burt                     By:  /S/ Susan J. Carstensen
     --------------------------                   ------------------------------
Title: Chairman                              Title: CFO
       ------------------------                     ----------------------------


                                                                               2